UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	1-32268 333-202666-01	11-3715772 20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

In connection with the compensation matters described in Item 5.02 below, the Board of Trustees (the “Board”) of Kite Realty Group Trust (the “Company”) approved, and the Company, as general partner, entered into, Amendment No. 4 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (the “Operating Partnership”), dated as of February 28, 2019 (the “Partnership Agreement Amendment”).

The Partnership Agreement Amendment added provisions authorizing the Operating Partnership to issue additional partnership units in the form of appreciation-only LTIP Units (“AO LTIP Units”).  AO LTIP Units are a special class of limited partnership units in the Operating Partnership that are intended to qualify as “profits interests” for U.S. federal income tax purposes that, subject to certain conditions, including vesting, may be convertible into vested LTIP Units (as defined in the partnership agreement) of the Operating Partnership.

AO LTIP Units are designed to have economics similar to stock options and allow the recipient, subject to vesting requirements, to realize value above a threshold level set as of the grant date of the award (the “Participation Threshold”).  The value of vested AO LTIP Units is realized through conversion into a number of vested LTIP Units in the Operating Partnership determined on the basis of how much the value of a common share of the Company has increased over the Participation Threshold.  The conversion ratio between vested AO LTIP Units and vested LTIP Units is the quotient of (i) the excess of the value of a common share of the Company as of the date of conversion over the Participation Threshold, divided by (ii) the value of a common share of the Company as of the date of conversion.  This effect is similar to a cashless exercise of stock options, whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the stock option is being exercised and the total exercise price.  Like stock options, AO LTIP Units have a finite term over which their value is allowed to increase.  At the end of the term, vested AO LTIP Units will be mandatorily converted into vested LTIP Units in the Operating Partnership, if any result based on the conversion ratio at that time; until that time, a holder of AO LTIP Units has the right to convert vested AO LTIP Units into vested LTIP Units based on the conversion ratio as of such date of conversion.

Unlike stock options, AO LTIP Units participate, to a limited extent, in cash distributions from the Operating Partnership prior to being converted into vested LTIP Units; such participation starts from the date specified in the vesting agreement or other documentation pursuant to which AO LTIP Units are issued, or if no such date is specified, the grant date.  Commencing as of such distribution participation date, for any quarterly or other period, holders of such AO LTIP Units shall be entitled to receive, if, when and as authorized by the Company, as general partner, a cash distribution equal to the product of (i) the amount of cash distributions per AO LTIP Unit that were paid on the Class A Units of the Operating Partnership for the corresponding quarterly or other period, multiplied by (ii) the percentage specified in the relevant award agreement or documentation, or if no such percentage is specified, 10%.  Upon conversion of an AO LTIP Unit to a vested LTIP Unit in accordance with the relevant award agreement, the holder of such vested LTIP Unit will receive a cash distribution in respect of Class A Units equal to the amount that would have been payable if such vested LTIP Units had been Class A Units during the period between grant and conversion, less the amount of all distributions already paid in respect of the AO LTIP Units.

Commencing with the portion of the taxable year of the Operating Partnership that begins on the date any AO LTIP Units are entitled to distributions, such AO LTIP Units shall be allocated net income in an amount equal to the total amount distributed to that AO LTIP Unit with respect to such period. The Company, as general partner, is authorized in its discretion to delay or accelerate the participation of the AO LTIP Units in allocations of net income or to adjust the allocations made to effectuate the purposes of the economic arrangement contemplated by the parties and to ensure that the AO LTIP Units will be respected as “profits interests” for U.S. federal income tax purposes.

AO LTIP Units issued by the Operating Partnership may be subject to vesting, forfeiture and additional restrictions on transfer as determined by the Compensation Committee of the Board (the “Compensation Committee”).  On February 28, 2019, the Compensation Committee adopted and authorized a form of Appreciation Only LTIP Unit Agreement which may be used and modified from time to time in connection with grants of AO LTIP Units.

The foregoing summary of the terms and conditions of the Partnership Agreement Amendment is qualified in its entirety by reference to the full text of Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing summary of the Appreciation Only LTIP Unit Agreement is qualified in its entirety by reference to the full text of the Form of Appreciation Only LTIP Unit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under Item 1.01 of this Current Report is incorporated into this Item 5.02.

On February 28, 2019 (the “grant date”), in connection with its annual review of executive compensation and as described in the table below, the Compensation Committee approved an aggregate grant of 1,891,836 AO LTIP Units (the “awards”) to the Company’s executive officers under an amendment and restatement of the Company’s 2013 Equity Incentive Plan.

Executive	Number of AO LTIP Units (#)	Participation Threshold per AO LTIP Unit
John A. Kite	1,224,490	$15.68
Thomas A. McGowan	306,122	$15.68
Heath R. Fear	208,163	$15.68
Scott E. Murray	153,061	$15.68

With respect to each award, the Company entered into an Appreciation Only LTIP Unit Agreement (an “award agreement”) with each executive officer in substantially the form attached as Exhibit 10.2 to this Current Report.  Under the award agreement, the AO LTIP Units have a six-year term from the grant date.

The AO LTIP Units are only exercisable and convertible into vested LTIP Units of the Operating Partnership to the extent that they become vested AO LTIP Units.  The awards of AO LTIP Units are subject to both time-based and performance-based vesting requirements.  Subject to the terms of the award agreement, the AO LTIP Units shall vest and become fully exercisable as of the date that both of the following requirements have been met:  (i) the grantee remains in continuous service from the grant date through the third anniversary of the grant date; and (ii) at any time during the five-year period following the grant date, the reported closing price per common share of the Company appreciates at least 20% over the applicable Participation Threshold per AO LTIP Unit (as set forth in the table above) for a minimum of 20 consecutive trading days.  Any AO LTIP Units that do not become vested will be forfeited and become null and void as of the fifth anniversary of the grant date, but AO LTIP Units may also be forfeited earlier in connection with a corporate transaction or with the holder’s termination of service.

In the event of a corporate transaction (as such term is defined for purposes of the award agreement), if the AO LTIP Units are not assumed, the performance metric under the performance-based vesting requirement is pro-rated from the grant date to the corporate transaction. If the corporate transaction’s deal price would satisfy the pro-rated performance-based vesting requirement, then the AO LTIP Units will vest in full as of immediately prior to the consummation of the corporate transaction.  If the corporate transaction’s deal price would not satisfy the pro-rated performance-based vesting requirement, then the AO LTIP Units will be forfeited as of immediately prior to the consummation of the corporate transaction.

If the holder’s service is terminated for cause (as such term is defined for purposes of the award agreement), unvested and vested AO LTIP Units are immediately forfeited as of the date of termination of service.  In the event of the holder’s termination of service without cause, for good reason, or due to death, disability or retirement (as such terms are defined for purposes of the award agreement), if the performance-based requirement has already been met or is met within 90 days of the date of termination of service, then the holder vests in a pro-rated number of AO LTIP Units based on the duration of such holder’s service during the three-year period following the grant date.  If the holder’s service is terminated for any reason other than for cause, the holder has up to 90 days from the date of termination of service (or the earlier expiration of the term) to exercise and convert vested AO LTIP Units, including any AO LTIP Units that vest in accordance with the preceding sentence.  Unvested AO LTIP Units that do not vest in connection with a holder’s termination of service and vested AO LTIP Units that are not exercised and converted within the applicable post-termination exercise window will be forfeited.

The awards are subject to terms of conversion, distribution and other terms described in Item 1.01 of this Current Report.  The amendment and restatement of the 2013 Equity Incentive Plan is subject to approval by the Company’s shareholders.  In the event that the amended and restated plan is not approved by the Company’s shareholders, the awards will not be exercisable until such approval is obtained in the future, except to the extent such awards could have been made under the 2013 Equity Incentive Plan, as determined by the Compensation Committee.

The foregoing summary of the award agreement is qualified in its entirety by reference to the full text of the Form of Appreciation Only LTIP Unit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 4 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P.
10.2	Form of Appreciation Only LTIP Unit Agreement

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P.
10.2	Form of Appreciation Only LTIP Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 4, 2019	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel and Corporate Secretary

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

Date: March 4, 2019	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel and Corporate Secretary